UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 5, 2024
Oglethorpe Power Corporation
(An Electric Membership Corporation)
(Exact name of Registrant as specified in its charter)

Georgia (State of incorporation)	333-192954 (Commission File Number)	58-1211925 (I.R.S. Employer Identification No.)
2100 East Exchange Place Tucker, Georgia (Address of principal executive offices)		30084-5336 (Zip Code)

Registrant’s telephone number, including area code (770) 270-7600

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to section 12(b) of the Act:

Title of each class:	Trading Symbol(s)	Name of each exchange on which registered:
None	N/A	N/A

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On November 5, 2024, our board of directors appointed Annalisa Bloodworth, 46, as our next President and Chief Executive Officer. Ms. Bloodworth, who is currently our Senior Vice President and General Counsel, will transition to President and Chief Executive Officer effective February 1, 2025. Ms. Bloodworth joined us in 2010 and served in various roles, including Deputy General Counsel, prior to assuming her current role in 2017. Before joining Oglethorpe, she was in private practice.

Ms. Bloodworth has entered into an employment agreement with us that will become effective February 1, 2025, and provides for a minimum base salary of $906,000 per year and an initial term to December 31, 2027, with automatic renewal provisions. Ms. Bloodworth will be eligible to participate in our performance pay plan and receive health, welfare and retirement benefits and certain perquisites.

Item 7.01    Regulation FD Disclosure

On November 11, 2024, we issued a press release regarding Ms. Bloodworth’s appointment. The press release is furnished herewith as Exhibit 99.1.

Item 9.01    Financial Statements and Exhibits

(d) Exhibits

Exhibit No. Description

10.1 Employment Agreement, dated as of November 5, 2024, between Oglethorpe and Annalisa Bloodworth.

99.1 Press Release issued on November 11, 2024.

104 Cover Page Interactive Data File, formatted in Inline XBRL.

SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OGLETHORPE POWER CORPORATION
(AN ELECTRIC MEMBERSHIP CORPORATION)

Date:	November 12, 2024	By:	/s/ Michael L. Smith
Michael L. Smith
President and Chief Executive Officer